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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2003, except for the fourth paragraph of Note 1 and Note 13, as to which the date is February 28, 2003 relating to the financial statements, which appears in Vicuron Pharmaceutical Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 5, 2003

Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Vicuron Pharmaceuticals Inc. of our report dated February 28, 2003 relating to the consolidated financial statements of Biosearch Italia S.p.A., which appears in the Current Report on Form 8-K of Vicuron Pharmaceuticals Inc. filed on June 6, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS SpA

/s/ Carlo de Vilas

Carlo de Vilas
Partner

Milan, Italy
June 6, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS